SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

CanWest Petroleum Corporation
(Exact name of registrant as specified in its charter)

Colorado	98-0461154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

206-475 Howe St.
Vancouver, B.C.
Canada, V6C-2B3
(Address of principal executive offices)

CANWEST PETROLEUM CORPORATION 2005b STOCK OPTION PLAN
(full title of the plan)

Thornton J. Donaldson, President
206 -475 Howe St.
Vancouver, B.C.
Canada, V6C-2B3
604-685-8355

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Theresa Mehringer Burns Figa & Will, P.C. 6400 S. Fiddlers Green Circle, Suite 1000 Greenwood Village, Colorado 80111 (303) 796-2626
______________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share, under the:
CanWest Petroleum Corporation 2005b Stock Option Plan	550,000	$4.20	$2,310,000	$247.17
Total	550,000	$4.20	$2,310,000	$247.17

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The calculation of the registration fee is based upon a per share price of $4.20 which was the closing price of CanWest Petroleum Corporation's common stock on January 19, 2006, as reported for such date by the Over-the-Counter Bulletin Board.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, CanWest Petroleum Corporation, a Colorado corporation (the "Registrant"), are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended April 30, 2005, filed on July 29, 2005, which contains audited financial statements for the most recent fiscal year.

(b) The description of the Registrant's common stock contained in the Registration Statement on Form 10-SB/A, filed on January 20, 2000, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in (a) above.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Articles of Incorporation limit the liability of the Registrant's directors to the fullest extent permitted by the Colorado Business Corporation Act as it currently exists or as it may be amended in the future. Any repeal of or modification to such provision in the Registrant's Articles of Incorporation may not adversely affect the rights of a director with respect to any acts or omissions of such director occurring prior to such repeal or modification. Subject to the Colorado Business Corporation Act, no director will be personally liable to the Registrant or its shareholders for monetary damages resulting from his or her conduct as a director, except liability for: (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified under Section 7-108-403 of the Colorado Business Corporation Act or any amended or successor provision thereof; or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Articles of Incorporation further provide that if the Colorado Business Corporation Act is amended after the relevant indemnification provisions in the Articles of Incorporation are adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

Exhibit Number	Description
5.1	Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered
23.1	Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm
23.2	Consent of Burns, Figa & Will, P.C. (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)

Item 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, province of British Columbia, Canada on January 23, 2006.

CANWEST PETROLEUM CORPORATION By: /s/ Thornton Donaldson Thornton Donaldson, President

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Thornton Donaldson, as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on this 23rd day of January, 2006.

Signature	Title
/s/ Thornton Donaldson Thornton J. Donaldson	President, Director, acting Principal Financial Officer and acting Principal Accounting Officer
/s/ William Timmins William G. Timmins	Secretary and Director
/s/ Romeo D’Angela Romeo J. D’Angela	Director

II-3

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered
23.1	Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm
23.2	Consent of Burns, Figa & Will, P.C. (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)